LIGGETT & WEBB P.A.
CERTIFIED PUBLIC ACCOUNTANTS

432 Park Avenue South, 10th Floor
New York, NY 10016 / (212) 481-3490

1901 South Congress Avenue, Suite 110
Boynton Beach, FL 33426 / (561) 752-1721

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-18479) pertaining to the 2009 Equity Incentive Plan of OmniComm Systems Incorporated with respect to the consolidated financial statements for the years ended December 31, 2016 and 2015 of OmniComm Systems Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2016.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 28, 2017